EXHIBIT 3.2
                                     BY-LAWS

                                       OF

                            PRIMEX TECHNOLOGIES, INC.

                          AS AMENDED DECEMBER 31, 1996

                          ----------------------------

                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS.

     SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders of Primex Technologies, Inc. (hereinafter called the "Corporation") shall be held at such place, either within or without the Commonwealth of Virginia, as may from time to time be fixed by the Board of Directors of the Corporation (hereinafter called the "Board").

     SECTION 2. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Tuesday in May in each year (or, if that day shall be a legal holiday, then on the next succeeding business day), or on such other day and/or in such other month as may be fixed by the Board, at such hour as may be specified in the notice thereof.

     SECTION 3. ANNUAL MEETING BUSINESS. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days in advance of such meeting (providing that if the annual meeting of shareholders is held earlier than the first Tuesday in May, such notice must be given within 10 days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting). Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Articles of Incorporation as from time to time amended ("Articles") then in effect or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) any material interest of the shareholder in such business and (v) a representation as to whether or not the shareholder will solicit proxies in support of his proposal. No business shall be conducted at an annual meeting of shareholders except in accordance with this paragraph and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a shareholder proposal, if the shareholder fails to comply with the representations set forth in the notice.

     SECTION 4. SPECIAL MEETINGS. A special meeting of the shareholders for any purpose or purposes, unless otherwise provided by law or in the Articles, may be held at any time only upon the call of the Board or the Chairman of the Board.

     SECTION 5. NOTICE OF MEETINGS. Except as otherwise provided by law or the Articles, not less than ten nor more than sixty days' notice in writing of the place, day, hour and purpose or purposes of each meeting of the shareholders, whether annual or special, shall be given to each shareholder of record of the Corporation entitled to vote at such meeting, either by the delivery thereof to such shareholder personally or by the mailing thereof to such shareholder in a postage prepaid envelope addressed to such shareholder at his address as it appears on the stock transfer books of the Corporation. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, or who shall waive notice thereof in writing signed by the shareholder before, at or after such meeting. Notice of any adjourned meeting need not be given, except when expressly required by law.

     SECTION 6. QUORUM. Shares representing a majority of the votes entitled to be cast on a matter by each voting group entitled to vote thereon, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum of that voting group for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 7. VOTING. Unless otherwise provided by law or the Articles, at each meeting of the shareholders each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation upon any date fixed as hereinafter provided, and may vote either in person or by proxy in writing. Unless demanded by a shareholder present in person or represented by proxy at any meeting of the shareholders and entitled to vote thereon or so directed by the chairman of the meeting, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or his proxy, and it shall show the number of shares voted.

     SECTION 8. JUDGES. One or more judges or inspectors of election for any meeting of shareholders may be appointed by the chairman of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

     SECTION 9. CONDUCT OF MEETING. The chairman of the meeting at each meeting of shareholders shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.



                                   ARTICLE II.

                               BOARD OF DIRECTORS.

     SECTION 1. NUMBER, CLASSIFICATION, TERM, ELECTION. The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The Board shall consist of nine directors, but the number of directors may be increased or decreased by amendment of this
Section 1 of Article II of these By-laws, provided that any increase or decrease by more than thirty percent of the number of directors of all classes immediately following the most recent election of directors by the shareholders may only be effected by the shareholders. No director need be a shareholder. The Board shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible, with the members of each class to serve for the respective terms of office provided in the Articles, and until their respective successors shall have been duly elected or until death or resignation or until removal in the manner hereinafter provided. In case the number of directors shall be increased, the additional directors to fill the vacancies caused by such increase shall be elected in accordance with the provisions of
Section 4 of Article V of these By-laws. Any increase or decrease in the number of directors shall be so apportioned among the classes by the Board as to make all classes as nearly equal in number as possible.

     Subject to the rights of holders of any Preferred Stock outstanding, nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if it is a meeting of shareholders for the purposes of electing directors and written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) a representation as to whether the shareholder intends to solicit by proxy other shareholders in support of any nominee, (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

     SECTION 2. COMPENSATION. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

     SECTION 3. PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 4. ORGANIZATION MEETING. After each annual election of directors, as soon as conveniently may be, the newly constituted Board shall meet for the purposes of organization. At such organization meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Notice of organization meetings of the Board need not be given. Any organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.

     SECTION 5. REGULAR MEETINGS. Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect; and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chairman of the Board or Chief Executive Officer, or by the Secretary at the request of any three directors. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the second day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by facsimile transmission or e-mail, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles.

     SECTION 7. QUORUM. At each meeting of the Board the presence of a majority of the number of directors fixed by these By-laws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these By-laws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of any adjourned meeting need not be given.

     SECTION 8. WAIVERS OF NOTICE OF MEETINGS. Anything in these By-laws or in any resolution adopted by the Board to the contrary notwithstanding, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these By-laws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

     SECTION 9. TELEPHONE MEETINGS. Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communications whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

     SECTION 10. ACTIONS WITHOUT MEETINGS. Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.



                                  ARTICLE III.

                                   COMMITTEES.

     SECTION 1. EXECUTIVE AND FINANCE COMMITTEE. The Board may, by resolution or resolutions adopted by a majority of the number of directors fixed by these By-laws, appoint two or more directors to constitute an Executive and Finance Committee, each member of which shall serve as such during the pleasure of the Board, and may designate for such Committee a Chairman, who shall continue as such during the pleasure of the Board.

     All completed action by the Executive and Finance Committee shall be reported to the Board at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board; provided, that no acts or rights of third parties shall be affected by any such revision or alteration.

     The Executive and Finance Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board. At all meetings of the Executive and Finance Committee, a majority of the full number of members of such Committee shall constitute a quorum, and in every case the affirmative vote of a majority of members present at any meeting of the Executive and Finance Committee at which a quorum is present shall be necessary for the adoption of any resolution.

     During the intervals between the meetings of the Board, the Executive and Finance Committee shall possess and may exercise all the power and authority of the Board (including, without limitation, all the power and authority of the Board in the management, control and direction of the financial affairs of the Corporation) except with respect to those matters reserved to the Board by Virginia law, in such manner as the Executive and Finance Committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the Board.

     SECTION 2. OTHER COMMITTEES. To the extent permitted by law, the Board may from time to time by resolution adopted by a majority of the number of directors fixed by these By-laws create such other committees of directors, officers, employees or other persons designated by it as the Board shall deem advisable and with such limited authority, functions and duties as the Board shall by resolution prescribe. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.



                                   ARTICLE IV.

                                    OFFICERS.

     SECTION 1. NUMBER, TERM, ELECTION. The officers of the Corporation shall be a Chief Executive Officer, a Chairman of the Board, a Vice Chairman, one or more Vice Presidents, a Treasurer, and a Secretary. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be chosen, or as otherwise provided in these By-laws. Any two or more offices may be held by the same person.

     SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the control of the Board and the Executive and Finance Committee, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation. In addition to acting as Chief Executive Officer of the Corporation, he shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board and shall see that all orders and resolutions of the Board and the Executive and Finance Committee are carried into effect. In the event of the inability of the Chief Executive Officer to act, the Board will designate an officer of the Corporation to perform the duties of that office.

     SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board and of the shareholders and, in the absence of the Chairman of the Executive and Finance Committee, at all meetings of the Executive and Finance Committee. He shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or, if he shall not be the Chief Executive Officer, by the Chief Executive Officer.

     SECTION 4. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at all meetings of the Board and of the shareholders. The Vice Chairman of the Board shall have such powers, authority and duties as may be delegated to him from time to time by the Board or the Chairman of the Board.

     SECTION 5. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. One Vice President shall be the principal accounting officer of the Corporation with responsibility for keeping full and accurate accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and shall cause regular audits of the books and records of the Corporation to be made. To such extent as the Board shall deem proper, the duties of any Vice President may be performed by one or more assistants, to be appointed by the Board.

     SECTION 6. TREASURER. The Treasurer shall have the general care and custody of the funds and securities of the Corporation. He shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

     SECTION 7. SECRETARY. The Secretary shall keep the minutes of meetings of shareholders, of the Board, and, when requested, of Committees of the Board; and he shall attend to the giving and serving of notices of all meetings thereof.
He shall keep or cause to be kept such stock and other books, showing the names of the shareholders of the Corporation, and all other particulars regarding them, as may be required by law. He shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.



                                   ARTICLE V.

                      REMOVALS, RESIGNATIONS AND VACANCIES.

     SECTION 1. REMOVAL OF DIRECTORS. Any director may be removed at any time but only with cause, by the affirmative vote of the holders of record of a majority of the shares of the Corporation entitled to vote on the election of directors, given at a special meeting of the shareholders called expressly for the purpose.

     SECTION 2. REMOVAL OF OFFICERS. Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

     SECTION 3. RESIGNATION. Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. VACANCIES. Any vacancy in the Board caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board at any regular or special meeting thereof. Each director so elected by the Board shall hold office until the next annual election of directors and until his successor shall be elected, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinabove provided. Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.



                                   ARTICLE VI.

                CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

     SECTION 1. EXECUTION OF CONTRACTS. Except as otherwise provided by law or by these By-laws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

     SECTION 5. VOTING OF SECURITIES. Unless otherwise provided by the Board, the Chief Executive Officer may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, or the Chief Executive Officer may directly cast such votes or execute such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.



                                  ARTICLE VII.

                                 CAPITAL STOCK.

     SECTION 1. CERTIFICATES. Every shareholder shall be entitled to a certificate, or certificates, in such form as shall be approved by the Board, signed by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or any other officer authorized by these By-laws or a resolution of the Board, certifying the number of shares owned by him in the Corporation. Any such certificate may, but need not, bear the seal of the Corporation or a facsimile thereof. If any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any of the officers above specified upon such certificate may be facsimiles. In case any such officer who shall have signed or whose facsimile signature shall have been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

     SECTION 2. TRANSFERS. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

     SECTION 3. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     SECTION 4. LOST, DESTROYED OR MUTILATED CERTIFICATES. In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

     SECTION 5.  CONTROL SHARE ACQUISITIONS.  Article 14.1 of Chapter 9 of Title
13.1 of the Code of Virginia shall not apply to acquisitions of shares of the Corporation.



                                  ARTICLE VIII.

                             INSPECTION OF RECORDS.

     The Board from time to time shall determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open for the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or paper of the Corporation except as expressly conferred by statute or by these By-laws or authorized by the Board.



                                   ARTICLE IX.

                                    AUDITOR.

     The Board shall annually appoint an independent accountant who shall carefully examine the books of the Corporation. One such examination shall be made immediately after the close of the fiscal year and be ready for presentation at the annual meeting of shareholders of the Corporation, and such other examinations shall be made as the Board may direct.



                                   ARTICLE X.

                                      SEAL.

     The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the year "1996."



                                   ARTICLE XI.

                                  FISCAL YEAR.

     The fiscal year of the Corporation shall end on the 31st day of December in each year.



                                  ARTICLE XII.

                                   AMENDMENTS.

     The By-laws of the Corporation may be altered, amended or repealed and new By-laws may be adopted by the Board (except as Section 1 of Article II may otherwise require), or by the holders of the outstanding shares of the Corporation entitled to vote generally at any annual or special meeting of the shareholders when notice thereof shall have been given in the notice of the meeting of shareholders; provided however, that, notwithstanding any other provisions of these By-laws, the Articles, or applicable law, the affirmative vote of at least 80 percent of the outstanding shares of the Corporation entitled to vote generally at any annual or special meeting of the shareholders shall be required for the holders of such outstanding shares to alter, amend or repeal Article I Section 4 or Article II Section 1 of these By-laws or this proviso to this Article XII of these By-laws.



                               EMERGENCY BY-LAWS.

     SECTION 1.  DEFINITIONS.  As used in these Emergency By-laws,

     (a) the term "period of emergency" shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.

     (b) the term "incapacitated" shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

     (c) the term "senior officer" shall mean the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, any Vice President, the Treasurer and the Secretary, and any other person who may have been so designated by the Board before the beginning of the period of emergency.

     SECTION 2. APPLICABILITY. These Emergency By-laws, as from time to time amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency By-laws, all provisions of the regular By-laws of the Corporation shall remain in effect during any period of emergency.

     No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency By-laws.

     SECTION 3. BOARD OF DIRECTORS. (a) A meeting of the Board may be called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice.

     (b) At any meeting of the Board, three directors in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If fewer than three directors shall be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

     (c) In addition to the Board's powers under the regular By-laws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated and to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

     (d) The Board, during as well as before any such period of emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

     SECTION 4. APPOINTMENT OF OFFICERS. In addition to the Board's powers under the regular By-laws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated and to serve until the latter ceases to be incapacitated.

     SECTION 5. AMENDMENTS. These Emergency By-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the second paragraph of Section 2 with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency By-laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.